EXHIBIT 23

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated May 8, 2001, except for note 16, as to which the date is June 14, 2001, appearing in the Annual Report on Form 10-KSB of Infinity, Inc. for the fiscal year ended March 31, 2001 in the Company's Form S-3 Registration Statement (SEC File No. 333-52742) and following Registration Statements on Form S-8:

     SEC File Number          Name of Plan          Date of Filing
     ---------------          ------------          --------------

       33-90878          Stock Option Plan          March 31, 1995
      333-31950          1999 Stock Option Plan     March 8, 2000
      333-44898          2000 Stock Option Plan     August 31, 2000





                                    /s/ Sartain Fischbein & Co.

Tulsa, Oklahoma
June 22, 2001